Exhibit 16.1

Deloitte & Touche LLP 50 W 5th Street Suite 200 Cincinnati, OH 45202-3789 USA Tel: +513 784 7100 Fax: +513 784 7204 www.deloitte.com

January 24, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Cincinnati Bell Inc.’s Form 8-K dated January 24 2022, and have the following comments:

1. We agree with the statements made in Item 4.01(a).

2. We have no basis on which to agree or disagree with the statements made in Item 4.01(b).

Yours truly,